MSGI Reports Fourth Fiscal Quarter and Year End Results


New York, New York, October 14, 2004 - Media Services Group, Inc. (Nasdaq: MSGI) today announced results for its fourth fiscal quarter of 2004 and fiscal year end.

On March 31, 2004, the Company completed the sale of substantially all the assets relating to its legacy business. All revenues reported in prior periods have been reclassified into a one-line presentation and are included in loss from discontinued operations and net cash used by discontinued operations. Therefore the results reported in this release and the related form 10K for the fiscal year ended June 30, 2004 reflect operations, which have been fully divested from the Company.

On April 12, 2004, MSGI acquired 51% of Future Development America, Inc. its first operating company in the homeland security and public safety industry. In late September, FDA announced the market introduction of a new product that represents the latest advancement in deploying wireless technology for intelligence collection, surveillance and security: a digital, encrypted; spread spectrum video and audio transmitter receiver system. As of June 30, 2004, the FDA products were still in the development cycle; therefore no revenues were reported for the period.

For the three months ended June 30, 2004, the Company recognized operating expenses of $585,429, including ordinary corporate overhead and preliminary funding of FDA. The Company also took a one-time non-cash charge of $377,363 related to an option grant provided to consultants who assisted the Company in its acquisition activities, yielding a net loss attributable to common stockholders of $(962,792). The Company ended the fiscal year on June 30, 2004 with $2,548,598 in cash on the balance sheet.

Results for the year ending June 30, 2004 and comparison period are provided below. These financials are principally representative of the legacy operations, which have been fully divested by the Company.

For the year ending June 30, 2004, the Company reported net loss attributable to common shareholders of $(3,030,199) or $(2.62) basic and diluted loss per share. This compares to a net income attributable to common shareholders of $11,355,982 for the year ending June 30, 2003 representing $11.62 basic earnings per share and $9.90 diluted earnings per share. The June 30, 2003 results included a $13,970,813 one-time gain on the redemption of the Company's then outstanding Preferred stock and a $3,905,387 one-time gain on the termination of a lease.

On August 18, 2004, MSGI acquired 51% of Innalogic, LLC, its second operating company in the homeland security and public safety industry. Innalogic, LLC designs, develops and deploys software products for a wide range of wireless mobile devices. The company's software applications uniquely combine digital video with text, biometric and sensor data to create leading-edge mobile communication tools that directly support rapid deployment and emergency-response operations.



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



Jeremy Barbera, Chairman and CEO of MSGI, stated, "The results for our fiscal year ending June 30, 2004 marks the final chapter of what is now considered our legacy business.

We are pleased with the progress made these past few months with our strategy to develop unprecedented technology platforms in the homeland security and public safety industry. MSGI is participating in active discussions with a variety of acquisition candidates which would complement our existing products, services and capabilities.

FDA has just concluded the final stage of product development, and Innalogic has successfully deployed its first missions and is already generating revenue.

Our consolidated projections currently reflect a run rate for the 12 months commencing October 1, 2004 of approximately $14 million in revenue with income from operations in excess of 15%. As a result of varying product evaluation cycles, we cannot establish quarterly expectations until the end of the calendar year. We continue to be enthusiastic regarding the preliminary business opportunities currently being explored by both operating companies."

About Media Services Group, Inc.
Media Services Group, Inc. (Nasdaq: MSGI) is a proprietary solutions provider developing a global combination of innovative emerging businesses that leverage information and technology. MSGI is currently comprised of two operating companies; Future Developments America and Innalogic. The company is principally focused on the homeland security, public safety and surveillance industry. Their corporate headquarters is located in New York, with regional offices in Washington, DC, and Calgary. The corporate telephone is: 917-339-7134. Additional information is available on the company's website: http://www.mediaservices.com.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, spending levels and other factors could cause actual results to differ materially from the Company's expectations.


                            -Financial Tables Follow-





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                   MEDIA SERVICES GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003



                                                           Year Ended      Year Ended
                                                          June 30, 2004   June 30, 2003

Revenues                                                  $       --      $       --
                                                          ------------    ------------

Operating costs and expenses:
Research and Development                                       167,940            --

Salaries and benefits                                          409,919         743,359
Selling, general and administrative                          1,379,824       1,090,292
Consulting expense on options grants                           377,363            --
Gain on termination of lease                                      --        (3,905,387)
Depreciation and amortization                                     --              --
                                                          ------------    ------------
Total operating costs and expenses                           2,335,046      (2,071,736)
                                                          ------------    ------------

Income (loss) from operations                               (2,355,046)      2,071,736
                                                          ------------    ------------
Other income (expense):
Gain (loss) on legal settlement                                   --           965,486
Interest income (expense) and other, net                        22,925         (12,930)
                                                          ------------    ------------
                                                                22,925         952,556

Minority interest in subsidiary                                234,483            --

Income (loss) from continuing operations
before provision for income taxes                           (2,077,638)      3,024,292
Provision for income taxes                                       9,780          47,589
                                                          ------------    ------------
Income (loss) from continuing operations                    (2,087,418)      2,976,703

Discontinued operations:
Loss from discontinued operations                             (211,613)       (296,138)
Gain (loss) from disposal of discontinued operations        (1,012,114)       (220,396)
                                                          ------------    ------------
Loss from discontinued operations                           (1,223,727)       (516,534)
                                                          ------------    ------------

Cumulative effect of change in accounting principle               --        (5,075,000)
                                                          ------------    ------------

Net loss                                                    (3,311,145)     (2,614,831)
                                                          ------------    ------------

Gain (deemed dividend) on redemption of preferred stock           --        13,970,813
Gain on redemption of preferred stock of discontinued
subsidiary                                                     280,948            --
                                                          ------------    ------------
Net income (loss) attributable to common stockholders     $ (3,030,199)   $ 11,355,982
                                                          ============    ============








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                   MEDIA SERVICES GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2003
                                   (Continued)



                                                         Year Ended       Year Ended
                                                        June 30, 2004   June 30, 2003


Basic earnings (loss) per share:
Continuing operations                                  $       (1.56)   $       17.34
Discontinued operations                                        (1.06)           (0.53)
Cumulative effect of change in accounting principle             --              (5.19)
                                                       -------------    -------------
Basic earnings (loss) per share                        $       (2.62)   $       11.62
                                                       =============    =============

Diluted earnings (loss) per share:
Continuing operations                                  $       (1.56)   $       14.78
Discontinued operations                                        (1.06)           (0.45)
Cumulative effect of change in accounting principle             --              (4.43)
                                                       -------------    -------------
Diluted earnings (loss) per share                      $       (2.62)   $        9.90
                                                       =============    =============


Weighted average common shares outstanding - basic         1,157,892          977,086
                                                       =============    =============
Weighted average common shares outstanding - diluted       1,157,892        1,146,943
                                                       =============    =============
